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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Waste Industries USA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WASTE INDUSTRIES USA, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 30, 2007

To the Shareholders of Waste Industries USA, Inc.

The Annual Meeting of Shareholders of Waste Industries USA, Inc., a North Carolina corporation, will be held at The State Club, 2450 Alumni Drive, Raleigh, North Carolina, on May 30, 2007 at 4:00 p.m., for the following purposes:

•	to elect a board of five directors;

•	to approve the Waste Industries USA, Inc. 2007 Long Term Incentive Plan;

•	to approve the Waste Industries USA, Inc. Board of Directors Compensation Plan; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 20, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date, and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are included, along with our Annual Report to Shareholders for the fiscal year ended December 31, 2006.

IMPORTANT—YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

Lonnie C. Poole, Jr.,

Chairman of the Board

Raleigh, North Carolina

April 30, 2007

WASTE INDUSTRIES USA, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 30, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Waste Industries USA, Inc., a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at The State Club, 2450 Alumni Drive, Raleigh, North Carolina, at 4:00 p.m., on May 30, 2007, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, employees of our company, without extra pay, might solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 30, 2007.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Stephen D. Grissom, Chief Financial Officer), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the five nominees for director identified below;

(2)	FOR the approval of the Waste Industries USA, Inc. 2007 Long Term Incentive Plan;

(3)	FOR the approval of the Waste Industries USA, Inc. Board of Directors Compensation Plan; and

(4)	in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

Vote Required

In accordance with North Carolina law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes, abstentions and withheld votes, if any, will not be treated as votes cast and, therefore, will have no effect on the proposals presented at the meeting.

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as directors. The affirmative vote of a majority of the shares present or represented by proxy and voting on the proposals to approve the Waste Industries USA, Inc. 2007 Long Term Incentive Plan and the Waste Industries USA, Inc. Board of Directors Compensation Plan will be required to approve those plans. Shareholders do not have cumulative voting rights.

Record Date

Only the holders of record of our common stock at the close of business on the record date, April 20, 2007, are entitled to notice of and to vote at the meeting. On the record date, 14,046,287 shares of our common stock were outstanding. Shareholders will be entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees

Our bylaws provide that the number of directors constituting our Board of Directors shall be established by the Board of Directors. Prior to the death of our director James R. Talton, Jr. on April 3, 2007, the Board consisted of six members. As a result of Mr. Talton’s recent death, the Board has set the number of directors at five and all current directors stand for reelection. Therefore, five directors are to be elected to serve for one year, or until the election and qualification of their successors.

We intend to vote proxies FOR all of the nominees named below, unless a shareholder specifically instructs in his or her proxy that his or her vote is to be withheld from one or more of the nominees. If any of the nominees is unable or declines to serve as a director at the time of the meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. We do not anticipate that any nominee listed below will be unable or will decline to serve as a director.

Name of Director Nominee	Age	Director Since
Lonnie C. Poole, Jr.	69	1970
Jim W. Perry	62	1974
Paul F. Hardiman	65	2002
Glenn E. Futrell	65	2003
James A. Walker	60	2004

Except for Lonnie C. Poole, Jr., who is the father of Lonnie C. Poole, III, our Vice President, Corporate Development, none of our directors or executive officers is related by blood, marriage or adoption to any other director or any executive officer.

The Board of Directors has affirmatively determined that current directors Glenn E. Futrell, Paul F. Hardiman and James A. Walker are independent as defined in Rule 4200(a)(15) of Nasdaq’s listing standards. Because of their current employment with our company, current directors Jim W. Perry and Lonnie C. Poole, Jr. are not independent. None of our nominees for director had any direct or indirect interest in a transaction with our company in 2006 or in a transaction anticipated in 2007 that is not disclosed in this proxy statement and that was not considered by the Board in determining independence.

Lonnie C. Poole, Jr. founded our company in 1970, has served as Chairman of the Board of Directors since that time and served as Chief Executive Officer from 1970 until June 30, 2002. Mr. Poole holds a B.S. in Civil Engineering from North Carolina State University and an M.B.A. from the University of North Carolina at Chapel Hill. Mr. Poole has more than 36 years experience in the solid waste industry. He has served in the Environmental Industry Association (EIA, formerly the National Solid Waste Management Association or NSWMA), a non-profit business association established to, among other things, inform, educate and assist its members in cost-effective, safe and environmentally responsible management of waste in the following positions: Chairman; Vice Chairman; Board Member; and State Chapter Chairman. Mr. Poole has received the EIA’s member of the year award and was inducted into the EIA Hall of Fame in 1994. Mr. Poole was a founding Director and first Chairman of the Environmental Research and Education Foundation located in Alexandria, Virginia, and is now a member of its Board of Directors. In addition, Mr. Poole is a past President of the Occonneechee Council of the Boy Scouts of America and continues to serve on the Council Board of Directors. Mr. Poole is also a member of the Board of Directors for the North Carolina State University Foundation and currently serves as its Vice Chairman.

Jim W. Perry joined us in 1971, has served as our Chief Executive Officer since July 2002, has served as our President since 1987 and as a director since 1974. Mr. Perry served as our Chief Operating Officer from 1987 until April 2002. Mr. Perry holds a B.S. in Agricultural and Biological Engineering from North Carolina State University and an M.S. in Systems Management from the University of Southern California. Mr. Perry has more than 36 years experience in the solid waste industry and has received the Distinguished Service Award from the NSWMA. Mr. Perry was named as Chairman of the Board of Governors of NSWMA for the 2007 term year. In addition, Mr. Perry has served in the Carolinas Chapter of NSWMA as Chairman and on the Membership Committee. Mr. Perry was inducted into the EIA Hall of Fame in 1997.

Paul F. Hardiman has served as a director of our company since June 2002. Mr. Hardiman retired in 2002 as a Managing Director at FleetBoston Corp. During his 36-year career with FleetBoston and its predecessor company, Bank of Boston, Mr. Hardiman held a variety of management positions in the Bank’s Commercial Banking and Specialized Financing activities. He also served as Chairman of Bank of Boston, Canada, a banking and factoring company located in Toronto and Montreal. In 1989, he established the Bank’s Environmental Financing Group, the first of its kind in the country, to provide capital and banking support to the solid waste industry. Mr. Hardiman holds a B.A. in Economics from Boston College and an M.B.A. in Accounting and Finance from Amos Tuck School, Dartmouth College. Mr. Hardiman was inducted into the EIA Hall of Fame in 2006.

Glenn E. Futrell has served as a director of our company since May 2003. Mr. Futrell is the President and owner of Roanoke Properties Limited Partnership, a real estate development company, in Manteo, North Carolina. From 1973 to 1987, he was President and Chief Executive Officer of Soil & Material Engineers, which specialized in geotechnical engineering, environmental engineering and hazardous waste cleaning, and which was sold to Westinghouse in December 1987. Mr. Futrell served as President of Westinghouse Environmental & Geotechnical Services, a subsidiary of Westinghouse, from 1988 to 1990. Mr. Futrell holds a B.S.C.E. and an M.S.C.E. in Civil Engineering from North Carolina State University. He serves on the Board of the North Carolina State Engineering Foundation. Since June 2000, Mr. Futrell has served as a director of North State Bancorp, a publicly traded bank holding company headquartered in Raleigh, North Carolina.

James A. Walker has served as a director of our company since May 2004. Mr. Walker is Chairman of The Advisory Group, LLC, which provides, among other services, consulting services on real estate investment sales and acquisitions, a position he has held since 1997. From 1984 until 1997, he was the Chief Executive Officer of North Hills, Inc., a $350 million diversified real estate company in Raleigh. From 1968 to 1984, he was with KPMG Peat Marwick, rising to partner-in-charge of the private business practice in the Raleigh office. Mr. Walker holds a B.S. in Business Administration from East Carolina University. He graduated from the Harvard Business School Owner-President Management Program in 1985.

The Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the nominees listed above.

PROPOSAL NO. 2—APPROVAL OF THE WASTE INDUSTRIES USA, INC. 2007 LONG TERM INCENTIVE PLAN

The Board of Directors has recommended the adoption of the Waste Industries USA, Inc. 2007 Long Term Incentive Plan, or the 2007 Plan. The 2007 Plan replaces the 1997 Stock Option Plan, which expired on April 21, 2007. All outstanding awards under our 1997 Plan, however, will remain in effect, subject to their respective termination dates. The Board of Directors adopted the 2007 Plan on March 20, 2007, subject to the approval of our shareholders. No awards may be granted under the 2007 Plan until after it has been approved by the shareholders.

Description of the 2007 Plan

A copy of the 2007 Plan is attached to this proxy statement as Appendix A The following description of the 2007 Plan is a summary and is qualified in its entirety by reference to the complete text of the 2007 Plan.

Purpose.    The purposes of the 2007 Plan are to foster and promote our long term financial success and increase shareholder value by motivating performance of our employees, directors and consultants through incentive compensation. The 2007 Plan also is intended to help us attract and retain employees and directors and encourage them to participate in the long-term growth and financial success of our company through stock ownership.

Types of Awards.    The 2007 Plan provides for the grant of the following types of awards, which may be granted either alone or in tandem with, or in addition to, any other award permitted to be granted under the 2007 Plan:

•	options intended to qualify as incentive stock options, or ISOs, under Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or the Code;

•	nonqualified stock options, or NSOs;

•	stock appreciation rights, or SARs;

•	restricted stock;

•	deferred stock awards; and

•	performance awards.

No awards have been granted under the 2007 Plan and none will be granted unless and until the 2007 Plan is approved by our shareholders.

Plan Administration.    The 2007 Plan will be administered by the Compensation Committee of our Board of Directors or such other committee as our Board of Directors may designate in the future. The Board may also determine to administer all or some aspects of the 2007 Plan in its discretion. Subject to the terms of the 2007 Plan and applicable law, the committee will have sole authority to administer the 2007 Plan, including, but not limited to, the authority to:

•	select plan participants;

•	determine the types and amounts of awards to be granted to a participant, including the number of shares of our common stock to be subject to awards;

•	determine the terms and conditions of awards, including vesting schedules of awards, if any;

•	determine the performance criteria, if any, necessary for an award to vest, be settled or paid, and to what extent those performance criteria have been attained;

•	accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards;

•	interpret and administer the 2007 Plan and any instrument or agreement relating to, or award made under, the 2007 Plan; and

•	make any other determination and take any other action that the committee deems necessary or desirable for the administration of the 2007 Plan.

Shares Available For Awards.    The aggregate number of shares of our common stock that may be delivered pursuant to awards granted under the 2007 Plan is 1,300,000, subject to adjustment for changes in capitalization, including stock dividends, spin-offs, property distributions or other corporate events. All of the shares may be covered by awards that are ISOs. If, after the effective date of the 2007 Plan, an award granted under the 2007 Plan is forfeited, or otherwise expires, terminates or is cancelled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or cancelled award will again be available for grant under the 2007 Plan. In addition, if an award granted under our 1997 Stock Plan is forfeited, or otherwise expires, terminates or is cancelled without the delivery of shares, then the shares covered by the forfeited, expired, terminated or cancelled award will be available for grant under the 2007 Plan.

In the event of any stock dividend, stock split, spin-off, reorganization, recapitalization or other similar corporate transaction, the committee will make adjustments and other substitutions to awards under the 2007 Plan in order to preserve the value of the awards, including adjustment of the number of shares of our common stock subject to the awards or the exercise or purchase price of awards.

The committee may grant awards in substitution for outstanding awards previously granted by a company that we acquire. Any shares issued by us through the substitution for outstanding awards granted by a company that we acquire will not reduce the aggregate number of our common shares available for awards under the 2007 Plan.

Eligible Participants.    Any of our or our subsidiaries’ and affiliated entities’ non-employee directors, officers, employees or consultants (including any prospective director, officer, employee or consultant) is eligible to participate in the 2007 Plan. As of April 20, 2007, the record date for our annual meeting, approximately 1,600 participants would be eligible to receive awards under the 2007 Plan, which represents our employees and directors.

Stock Options.    The committee may grant both ISOs and NSOs under the 2007 Plan. The exercise price for options cannot be less than the fair market value of our common stock on the grant date. Fair market value is defined as the closing price of our common stock as reported on Nasdaq on the date of grant. In the case of ISOs granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of our common stock, the exercise price cannot be less than 110% of the fair market value of our common stock on the grant date. All terms and conditions of ISOs will be subject to and comply with Section 422 of the Code.

Vesting of options will be set forth in the applicable stock option agreement. Generally, we anticipate that options will vest and become exercisable with respect to one-fourth of the shares on each of the first four anniversaries of the grant date, which is the current vesting schedule for options granted under the 1997 Plan. Each option will expire at the time, and on the other terms and conditions, set forth in the applicable stock option agreement, which we historically have set at five years from date of grant. No option may be exercisable after the tenth anniversary of the date the option is granted. The exercise price may be paid with cash or, in the sole discretion of the committee and if provided in the applicable stock option agreement, with previously acquired common shares, through delivery of irrevocable instructions to a broker to sell the common shares otherwise deliverable upon the exercise of the option, or by our withholding of stock subject to the option, or a combination of any of the foregoing, provided that the combined value of all cash and the fair market value of any such shares is at least equal to the aggregate exercise price.

Stock Appreciation Rights.    The committee may grant SARs under the 2007 Plan. The exercise price of any share of our common stock covered by a SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of a SAR, the holder will receive shares of our common stock equal in value to the excess over the exercise price, if any, of the fair market value of the shares subject to the SAR at the exercise date. Subject to the provisions of the 2007 Plan and the applicable award agreement, the committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR, except that no SAR may be exercisable after the tenth anniversary of the date the SAR is granted.

Restricted Stock.    The committee may grant shares of restricted stock under the 2007 Plan. Subject to the terms of the 2007 Plan and the applicable award agreement, restricted stock will vest over a period determined by the committee. Upon the grant of restricted stock, a stock certificate will be issued and registered in the name of the participant. Until the restrictions lapse, we will hold the certificate issued to any participant. The committee may require that the certificate be deposited by the participant, together with a stock power endorsed in blank, with a custodian designated by the committee. Upon the lapse of the restrictions on the restricted stock, we or the custodian, as applicable, will deliver such certificate to the participant or his or her legal representative. Participants who hold restricted stock will be entitled to cash and stock dividends declared and paid on our common stock. In addition, holders of restricted stock may vote shares of restricted stock.

Deferred Stock.    Subject to the provisions of the 2007 Plan, the committee may grant awards of deferred stock to participants. Deferred stock is a right to receive shares of our common stock at the end of a specified deferral period. The committee may denominate a deferred stock award in either shares or units. Upon the lapse of the deferral period determined by the committee, and the attainment of any performance criteria established by the committee, the deferred stock will vest. The committee shall consider the impact of Code Section 409A on each grant of deferred stock and, if determined to be necessary, shall make the terms and conditions of the deferred stock, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). Dividends paid on shares of our common stock during the deferral period, for purposes of determining the ultimate number of shares of deferred stock to be issued, will be deemed to be paid on shares of deferred stock and reinvested in additional shares of deferred stock.

Performance Awards.    Subject to the provisions of the 2007 Plan, the committee may grant performance awards to participants. Performance awards may consist of performance shares, performance units or both. Performance shares and units both consist of the right to receive, as determined by the committee, shares of our common stock or cash based on the price of our common stock, subject to the achievement of criteria established by the committee. Performance units will be denominated in units of value, including a dollar value of shares of our common stock. Performance shares will be denominated in a number of shares of our common stock. In its discretion, the committee will set the applicable criteria or performance goals and the number and/or value of performance awards that will be paid out to the participant.

Transferability of Awards.    Unless otherwise specifically provided in an agreement, no award may be transferred in any manner other than pursuant to a qualified domestic relations order or, in the case of stock options, SARs and performance awards, by will or by the laws of descent and distribution. In addition, each award is exercisable during the participant’s lifetime only by the participant.

Termination of Awards.    The different types of awards will terminate in the following manner.

Stock Options.    Unless otherwise specifically provided in an agreement or determined by the committee, any unexpired and unexercised stock option or SAR held by a participant who dies will be exercisable for a period of one year immediately following the date of death or until the expiration of the option, whichever period is the shorter. In the event of a participant’s death, and if allowed by the applicable agreement, the ISO he or she held is exercised more than one year after death, the ISO automatically will become an NSO.

Unless otherwise specifically provided in an agreement or determined by the committee, any unexpired and unexercised stock option held by a participant who ceases employment due to disability will be exercisable by the participant for a period of one year following the date he or she terminates employment or until the expiration of the option, whichever period is the shorter. The participant’s death at any time following termination of employment due to disability will not affect this exercise period. In the event of a participant’s termination of employment due to disability, and if allowed by the applicable agreement, the ISO he or she held is exercised more than one year after termination of employment due to disability, the ISO will automatically become an NSO.

Unless otherwise specifically provided in an agreement or determined by the committee, if a participant is terminated without cause, any option held by the participant will terminate, except that, to the extent then exercisable, the participant may exercise the option within the lesser of three months of his or her termination of employment or until the expiration of the option, whichever period is the shorter. Unless otherwise specifically provided in an agreement or determined by the committee, if the participant is fired for cause or resigns, any unexercised option will terminate one business day prior to the termination of employment.

SARs.    Unless otherwise specifically provided in an agreement or determined by the committee, SARs will be treated the same as stock options upon a participant’s termination of employment.

Restricted Stock. Unless otherwise provided in an agreement or determined by the committee, if a participant dies or terminates employment due to disability during the restriction period, the restrictions will lapse and the participant will be fully vested in the restricted stock. Except to the extent otherwise provided in the applicable agreement and the 2007 Plan, upon a participant’s termination of employment for any reason during the restriction period other than due to death or disability, all shares of restricted stock subject to restriction shall be forfeited, except the committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the participant’s restricted stock.

Deferred Stock.    Unless otherwise provided in an agreement or determined by the committee, deferred stock will be treated the same as restricted stock upon a participant’s termination of employment.

Performance Awards. Unless otherwise specifically provided in an agreement or determined by the committee, in the event a participant dies or terminates employment due to death or disability during a performance period, the participant will receive, after the expiration of the performance period, a pro rata share of the performance awards related to that performance period based upon the period of time he or she was employed by us during the performance period. Unless otherwise specifically provided in an agreement or determined by the committee, in the event that a participant’s employment terminates for any other reason, all performance awards will be forfeited.

Change in Control.    The 2007 Plan provides that, unless otherwise provided in an award agreement, or unless provision is made in connection with the change of control for assumption of, or substitution for, awards previously granted (as discussed below), in the event of a change in control of our company:

•	any stock options and SARs outstanding as of the date of the change in control will become fully vested and exercisable to the full extent of the original grant;

•

the restrictions applicable to any restricted stock awards shall lapse, and the restricted stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

•	any unvested deferred stock will vest and be distributed within 30 days following the change in control; and

•

any performance goal or other condition with respect to any performance shares and performance units will be deemed to have been satisfied in full, and the performance award will be fully distributable within 30 days following the change in control.

A change in control is defined to mean any of the following events, generally:

•

the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then-outstanding shares of our common stock or the combined voting power of our then-outstanding voting securities;

•	an event that causes the then current members of our board of directors to cease for any reason to constitute at least a majority of the board;

•

the consummation of a merger or consolidation involving our company or a sale or other disposition of all or substantially all of our assets unless, following such a transaction, all or substantially all of the individuals and entities that were the beneficial owners of the shares of our common stock outstanding immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding voting securities of our company immediately following the consummation of the transaction, or 50% of the outstanding voting securities of the surviving company, as applicable; or

•	the approval by our shareholders of a complete liquidation or dissolution of our company.

Term of the 2007 Plan.    The 2007 Plan will terminate on the tenth anniversary of the date the 2007 Plan is approved by our shareholders. No award may be granted under the 2007 Plan after its termination although any awards outstanding at the time of the 2007 Plan’s termination will remain in effect until they are exercised or expire according to their terms.

Amendment and Termination of the 2007 Plan.    Our board of directors may amend or discontinue the plan at any time, but no amendment or discontinuation may be made that would materially impair the rights of a participant under an outstanding award without the participant’s consent. An amendment may be made, however, without a participant’s consent to cause the plan or an award to comply with applicable law or permit us to take a tax deduction under applicable law. Any amendment to the plan shall require shareholder approval to the extent required by federal or state law or regulation or the rules of Nasdaq or any other national securities exchange or market on which the shares of our common stock are listed. Under these laws, generally, shareholder approval will be necessary for any amendment that would increase the maximum number of shares of our common stock available for awards under the 2007 Plan, or change the class of employees or other individuals eligible to participate in the 2007 Plan.

U.S. Tax Consequences.    This summary describes generally the U.S. federal tax consequences to a recipient of an award who is subject to U.S. federal income tax and is based on U.S. federal income tax laws currently in effect. The summary does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences and does not address all of the tax considerations that may be relevant or material to a particular participant in the 2007 Plan.

The grant of an option or SAR is not intended to have immediate U.S. federal income tax consequences for the participant or for us. Upon exercising an NSO, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In the case of an ISO, if applicable holding period requirements are satisfied, the participant generally will have no compensation income in connection with the ISO, except that the alternative minimum tax may apply, for the year of exercise, to the difference between the exercise price and the value of the stock at the time of exercise. Generally, if applicable holding period requirements are satisfied, a participant selling common stock received upon exercise of an ISO will be subject to capital gains tax on the difference between the exercise price and the price of the stock when sold. Upon the exercise of a SAR, the participant must generally recognize ordinary income equal to the excess of the fair market value of the common shares subject to the SAR on the date of exercise over the aggregate exercise price of the SAR.

With respect to awards granted under the 2007 Plan involving common shares or other property, other than ISOs and common stock issued on their exercise, that is restricted as to transferability and is subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income when the award vests or becomes transferable. With respect to other awards that may be settled in cash, in common shares, or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or fair market value of common shares or other property received.

With respect to deferred stock awards and any other awards that may be deferred, the participant generally will not recognize any taxable income until the deferral period ends, provided the deferral complies with Code Section 409A and any other applicable laws.

The Board of Directors has unanimously approved and recommends that shareholders vote “FOR” approval of the Waste Industries USA, Inc. 2007 Long Term Incentive Plan.

PROPOSAL NO. 3—APPROVAL OF THE WASTE INDUSTRIES USA, INC. BOARD OF DIRECTORS COMPENSATION PLAN

Our Board of Directors has approved an increase in the amount of compensation we pay our non-employee directors, subject to the approval of our shareholders. For several years and through 2006, our non-employee directors received an annual retainer fee in cash or shares of our common stock equal in value to $15,000, plus $1,200 in cash or stock at the option of the individual director for attending each meeting of the Board of Directors and each Board of Directors’ committee meeting unless attendance was by telephone for which a fee of $600 was paid, in addition to reimbursement of out-of-pocket expenses for attendance. In addition, our non-employee directors received options to purchase shares of our common stock in an amount equal to $7,000 per year. The actual number of options was calculated as of year-end by using the Black-Scholes method of valuation. The exercise price of the options was the fair market value on the date of grant. Directors had to serve until the end of the calendar year to receive the grant of options. Finally, the chairman of our Audit Committee received an annual fee of $20,000, which was in addition to his regular director fees, and was reimbursed for his out-of-pocket expenses in performing his duties for the Committee.

In January, 2007, the Compensation Committee engaged The Hay Group, a compensation consulting firm, to advise it on our director compensation. The Compensation Committee felt that our director compensation was not commensurate with the increased time and duties that our directors were undertaking, much of which was a result of the Sarbanes-Oxley Act. While we believe the type and structure of our director compensation is appropriate in that it consists of a mix of cash and our common stock, which ties our director compensation to the performance of our company, we believe, after reviewing the work and recommendation of The Hay Group, that the amount of compensation should be significantly increased. The increase would be in recognition of the increased work load for our directors. In addition, the increase would bring our director compensation in line with similarly situated public companies.

Our Board has approved, subject to shareholder approval, that, effective January 1, 2007, our non-employee directors receive an annual fee of $75,000. The chairman of the Audit Committee would receive an additional $15,000 and the chairman of the Compensation Committee would receive an additional $10,000. The total cash fees due a director will be paid in shares of our common stock, unless the director elects to receive up to one-third of that amount in cash, which election is to be made at the beginning of the year. The fees would be earned and paid quarterly and the number of shares to be received would be calculated at the end of each quarter by dividing the dollar amount of the retainer to be received in stock by the closing price of our common stock as reported on Nasdaq on last day of that quarter. We believe the significant equity portion of the director compensation plan is an appropriate means to link the performance of our company directly to our directors’ compensation. At this time, we do not expect to issue stock options or other forms of equity awards to our non-employee directors. We will continue to reimburse our directors for their expenses incurred in attending our meetings and, in the case of committee chairman, performing their duties as chairman.

Under the new director compensation plan, our current directors would be entitled to the following annual amounts, up to one-third of which may be paid in cash at the director’s election: Mr. Futrell, $85,000 (due to his serving as chairman of the Compensation Committee); Mr. Hardiman, $75,000; Mr. Walker, $86,250 (due to his serving as chairman of the Audit Committee, beginning in April 2007). The total annual amount to be earned by our current three directors is $246,250. The estate of James Talton, our former director and Chairman of the Audit Committee who died on April 3, 2007, would be entitled to an aggregate amount of $22,500, which would be paid in 243 shares of stock and $16,950 in cash. We began accruing for the increased director compensation in January 2007. For the first quarter of 2007, Mr. Futrell has earned $21,250, Mr. Hardiman has earned $18,750, Mr. Talton earned $22,500, and Mr. Walker earned $18,750; the determination by each director as to whether to receive any of the compensation in cash has not been decided.

While we are not required to obtain shareholder approval of the new director compensation plan, we are seeking our shareholders’ approval as a matter of good corporate governance. If our shareholders do not approve the new director compensation plan, our Board will reconsider the issue.

The Board of Directors has unanimously approved and recommends that shareholders vote “FOR” approval of the Waste Industries USA, Inc. Board of Directors Compensation Plan.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of March 31, 2007 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed under “Executive Compensation-Summary Compensation” below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after the record date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Applicable percentages are based on 14,046,287 shares outstanding on March 31, 2007. Except as listed otherwise, the address of each listed stockholder is 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609.

Name	Shares Beneficially Owned	Percentage Owned
Barclays Global Fund Advisors (1) 45 Fremont Street San Francisco, CA 94105	723,590	5.15%
Bear Stearns Asset Management Inc. (2) 383 Madison Avenue New York, NY 10179	1,043,747	7.43%
Dimensional Fund Advisors Inc (3). 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	751,111	5.35%
Lonnie C. Poole, Jr. (4) (15)	4,549,079	32.32%
Lonnie C. Poole, III (5) (15)	2,960,812	21.08%
Scott J. Poole (6) (15) 11217 Jonas Ridge Lane Raleigh, North Carolina 27613	2,491,369	17.73%
Jim W. Perry (7)	1,376,864	9.79%
Glenn E. Futrell (8)	11,550	*
Paul F. Hardiman (9)	13,344	*
James A. Walker (10)	6,291	*
Harry M. Habets (11)	21,232	*
D. Stephen Grissom (12)	35,336	*
Harrell J. Auten, III (13)	15,457	*
Michael J. Durham	600	*

All directors and executive officers as a group (10 persons) (14) (15)	8,990,565	63.76%

*	Less than one percent.
(1)	As reported in Schedule 13G filed on January 23, 2007. The Schedule 13G filed by Barclays Global Fund Advisors states that Barclays holds these shares in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2)	As reported in Schedule 13G filed on February 9, 2007. The Schedule 13G filed by Bear Stearns Asset Management Inc. states that it is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E).
(3)	As reported in Schedule 13G filed on February 9, 2007. According to the Schedule 13G, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice or serves as investment manager to funds consisting of four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares, and may be deemed to be the beneficial owner of the shares held by the funds. However, all shares are owned by the funds. Dimensional disclaims beneficial ownership of the shares.
(4)	Includes 5,755 shares underlying vested options, 30,598 shares owned by Mr. Poole’s wife, 61,320 shares held by an investment partnership of which Mr. Poole serves as a general partner, 50,903 shares owned by a charitable foundation of which Mr. Poole’s wife is the trustee, 432,846 shares held in trust for the benefit of Mr. Poole’s grandchildren and great-grandchildren and for which he serves as the trustee, and 1,741,729 shares held by a grantor trust of which Lonnie C. Poole, III and Scott J. Poole, Mr. Poole’s children, are beneficiaries and/or trustees.
(5)	Includes 2,460 shares underlying vested options, 432,846 shares held in trust by Lonnie C. Poole, Jr. and for the benefit of Mr. Poole’s children and grandchildren, 695,865 shares held by a trust of which he is a beneficiary with shared investment power, 695,864 shares held by a trust of which Mr. Poole is the trustee, 350,000 shares held by a grantor retained annuity trust and 6,540 shares held in a custodial account for his children.
(6)	Includes 350,000 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary, 695,864 shares held by a trust of which he is a beneficiary with shared investment power, 695,865 shares held by a trust of which Mr. Poole is the trustee and 5,164 shares held in a custodial account for his children.
(7)	Includes 13,207 shares underlying vested options and 111,000 shares owned jointly by Mr. Perry’s spouse.
(8)	Includes 1,227 shares underlying vested options.
(9)	Includes 9,355 shares underlying vested options.
(10)	Includes 3,840 shares underlying vested options.
(11)	Includes 4,607 shares underlying vested options.
(12)	Includes 3,601 shares underlying vested options.
(13)	Includes 8,457 shares underlying vested options.
(14)	Includes the shares and shares underlying vested options discussed in footnotes (4), (5) and (7) - (13).
(15)	As required by SEC regulation, Lonnie C. Poole, Jr., Lonnie C. Poole, III and Scott J. Poole each must report the shares of our company common stock that each of them beneficially owns, which results in many of the same shares being reported by each of them. The aggregate number of shares of our common stock that Lonnie C. Poole, Jr., Lonnie C. Poole, III and Scott J. Poole, and their affiliates that are reported by each of them in the table, beneficially owned is 6,027,738 shares, or 42.9%, of our common stock outstanding on March 31, 2007. Of these shares, 8,215 are issuable pursuant to options held be Lonnie C. Poole, Jr. and Lonnie C. Poole, III, and, even if exercised prior to the annual meeting, cannot be voted at the meeting as their issuance would be after April 20, 2007, the record date for the meeting.

We do not require our directors to own a minimum number of shares of our stock. At December 31, 2006, none of the shares owned by our directors and executive officers were pledged as security for any loan.

Information Concerning the Board of Directors and Its Committees

The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2006, the Board of Directors held four formal meetings, excluding actions by unanimous written consent. Each member of the Board attended all of the fiscal 2006 meetings of the Board of Directors and Board committees of which he was a member.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and a Governance Committee.

The Audit Committee currently consists of James A. Walker, Chairman, Paul F. Hardiman and Glenn E. Futrell, all of whom are independent directors, as that term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards. James R. Talton Jr. served as Chairman during 2006 and in 2007 until his death on April 3, 2007, and was an independent director, as that term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. During 2006, the Audit Committee held eight formal meetings, excluding actions by unanimous written consent. The Audit Committee hires our independent registered public accounting firm and reviews the results and scope of the audit and other services provided by our independent registered public accounting firm.

The Compensation Committee currently consists of Glenn E. Futrell, Chairman, and James A. Walker, both of whom are independent directors, as that term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards. James R. Talton, Jr. served during 2006 and in 2007 until his death on April 3, 2007, and was an independent director, as that term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards. During 2006, the Compensation Committee held five formal meetings. The Compensation Committee determines the compensation of our executive officers and makes recommendations to the Board of Directors regarding incentive and other compensation plans generally, and administers our 1997 Stock Plan and, if approved by the shareholders, the 2007 Long Term Incentive Plan.

The Nominating Committee currently consists of James A. Walker, Chairman, and Glenn E. Futrell, both of whom are independent directors, as that term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards. The Nominating Committee held one formal meeting in 2006. The Nominating Committee makes recommendations to the Board of Directors regarding potential new board candidates.

Executive Officers

The following table sets forth certain information concerning our executive officers as of March 31, 2007:

Name	Age	Position with our Company and Business Experience for Last Five Years
Lonnie C. Poole, Jr.	69	Chairman since 1970; Chief Executive Officer from 1970 until June 30, 2002.

Jim W. Perry	61	Chief Executive Officer since July 2002; President since 1987; Chief Operating Officer from 1987 until April 2002.

D. Stephen Grissom	54

Vice President and Chief Financial Officer since September 2001; prior to that, Managing Partner of JSG Properties, Raleigh, North Carolina from 2000 until 2001; prior to that, Chief Financial Officer of Austin Quality Foods, Inc., Cary, North Carolina from 1982 to 2000.

Harry M. Habets	57

Vice President and Chief Operating Officer since April 2002; President and Chief Operating Officer from July 1999 to April 2002 of EarthCare Company, a solid and liquid waste company, in Dallas, Texas; prior to that, 14 years with Waste Management, Inc., Oakbrook, Illinois, including positions as Vice President of International Operations and Regions Vice President/Manager for collection, recycling and landfill disposal services in the Southeast.

Harrell J. Auten, III	58	Vice President, Sales and Marketing since June 2005; Vice President, South Division from 1998 to June 2005; South Division Manager from 1993 to 1998.

Lonnie C. Poole, III	45	Vice President, Corporate Development since July 2002; Director of Support Services from 1995 to July 2002; Director of Risk Management from 1990 to 1995.

Michael J. Durham	53

Vice President, Administration and Support Services since January 2006; prior to that, Regional Controller of Stantec, Inc., an engineering and architectural design firm from 2000 until 2005; CFO of DSAtlantic Corporation, an engineering and architectural design firm from 1998 until 2000; prior to that, 17 years with Waste Management, Inc., Oakbrook, Illinois, including positions as Region Vice President and Controller, Region Financial Vice President and Region Chief Information Officer.

From July 1999 to April 2002, Mr. Habets served as President and Chief Operating Officer of EarthCare Company, a publicly traded solid and liquid waste company, headquartered in Dallas, Texas. EarthCare filed for bankruptcy in April 2002. EarthCare was founded in 1997 and lost money every year in which it operated. The chairman of EarthCare recruited Mr. Habets to join EarthCare in 1999 to help turn the company around. The chairman of EarthCare was the founder of a large successful solid waste company. EarthCare was never able to raise the capital necessary to effect a turnaround and filed for bankruptcy in April 2002. Mr. Habets had announced his intention to resign in March 2002, which he tendered in March 2002.

Executive Compensation

Compensation Discussion and Analysis

The Compensation Committee is responsible for establishing the compensation of our executive officers, including base salaries, bonuses and awards of stock options. The Compensation Committee currently consists of Glenn E. Futrell and James A. Walker, each of whom is a non-employee director of our company and independent as defined by Nasdaq. James R. Talton, Jr. served during 2006 and in 2007 until his death on April 3, 2007 and was an independent director, as that term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards. In establishing executive compensation, our Chief Executive Officer is not allowed to participate in the deliberations of the Compensation Committee on his compensation. The Chief Executive Officer and any other executive officer may, at the discretion of the Committee, provide input and participate in the deliberations on any other executive officer’s compensation, except their own.

This discussion covers the compensation of the executive officers named in the summary Compensation Table, who we refer to as the Named Executive Officers.

Compensation Philosophy.    Generally, the structure of each executive compensation package is weighted towards incentive forms of compensation so that the executive’s interests are aligned with the interests of our shareholders. The Compensation Committee believes that granting stock options, which we have done in the past, and other forms of equity compensation, which we might use in the future, provides an additional incentive to executive officers to continue in our service and gives them an interest similar to shareholders in our success. The compensation program for executive officers in 2006 consisted of grants of stock options, incentive cash awards and cash bonuses, in addition to base salaries. Compensation paid to our Chairman, Lonnie C. Poole, Jr., was made pursuant to a written employment agreement between us and Mr. Poole, which is discussed under “Employment Agreement.” We have not entered into written or verbal employment agreements with any other Named Executive Officer.

In determining the compensation of our executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in our lines of business during the year, our performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area for which such executive officer is responsible.

To the extent readily determinable, another factor the Compensation Committee considers when determining compensation is the anticipated tax and accounting treatment to us and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by us depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. In addition, equity-based compensation requires us to charge to earnings, either over time or at once, depending on the nature of the equity compensation, the value of the equity-based compensation. Further interpretation of, and changes in, the tax laws and accounting principles and other factors beyond the Compensation Committee’s control also could affect the deductibility of and accounting for compensation.

The components of our executive compensation program are discussed below.

Base Salaries.    The Committee annually reviews the base salaries of our executive officers. The base salaries for our executive officers for fiscal 2006 were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support our executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of our company’s historic and recent financial and operational performance and the individual’s contribution to that performance, the individual’s performance on non-financial goals and other contributions of the individual to our company’s success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance target.

Cash Incentive Compensation.    Cash incentive awards established for our executive officers are intended to motivate the individual to work hard to achieve our financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on our behalf in the coming year. In 2006, our Chief Executive Officer could receive a cash bonus of up to 100% of his base salary, while the cash bonus opportunity for our other Named Executive Officers as a percentage of their base salary was the following: Mr. Grissom, 40%; Lonnie C. Poole, Jr., 0%; Mr. Habets, 60%; Mr. Auten, 45%; Lonnie C. Poole, III, 45%; and Mr. Durham 40%. For service in 2006, we paid cash incentive awards to our Named Executive officers based on the achievement of our objectives established in the beginning of 2006 and a discretionary amount determined by the Compensation Committee.

Long-Term Incentive Compensation.    Our company’s long-term incentive compensation currently consists of our 1997 Stock Plan. Each year the Committee considers granting awards under our stock option plan. The Committee’s decision to grant stock options is discretionary and largely determined by individual performance, strategic accomplishments, the degree to which an incentive for long-term performance would benefit our company, as well as the number of shares and options already held by the executive officer. Option grant decisions may also be based upon outstanding individual performance, job promotions and the assumption of greater responsibility within our company. All executives are eligible to participate in our stock plan. We believe that placing a portion of our executives’ total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives with those of our shareholders, gives executives a significant long-term interest in our company’s success and helps us retain key executives. Options generally vest over four years based on continued employment. Options are granted at fair market value on the date of grant.

Our 1997 Stock Plan terminated on April 21, 2007. As a result, we cannot make any further equity awards under that plan. In the future, the Committee anticipates making awards under the 2007 Long Term Incentive Plan, which is being put to the shareholders for approval at the annual meeting. For a discussion of the 2007 Long Term Incentive Plan, see “Proposal No. 2—Approval of the Waste Industries USA, Inc. 2007 Long Term Incentive Plan.”

Compensation of the Named Executive Officers.    The compensation of each Named Executive Officer in fiscal 2006 was based on the same basic elements and measures of performance, but with different participation levels and specific goals related to the individual Named Executive Officer’s responsibilities.

In 2006, we paid the following base salaries: Mr. Perry, $355,000; Mr. Grissom, $190,000; Lonnie C. Poole, Jr., $487,000; Mr. Habets, $269,000; Mr. Auten, $138,000; Lonnie C. Poole, III, $140,000; and Mr. Durham, $138,000. The Compensation Committee has approved the following base salaries for fiscal 2007: Mr. Perry, $372,750; Mr. Grissom, $204,750; Lonnie C. Poole, Jr., $502,900; Mr. Habets, $288,750; Mr. Auten, $147,000; Lonnie C. Poole, III, $149,100; and Mr. Durham, $150,000.

In 2006, each Named Executive Officer’s cash incentive award was based on the extent to which our company met the earnings per share growth goals established by the Compensation Committee at the beginning of the year. Each Named Executive Officer also received a cash bonus that was granted in the discretion of the Compensation Committee in March 2007, based on the year over year change in our stock price and our company’s and the Named Executive Officer’s performance in meeting the requirements of Section 404 of the Sarbanes Oxley Act. For service in 2006, each Named Executive Officer’s stock option grant was based in part on the achievement of performance goals for each Named Executive Officer and was awarded in April 2007. Based on our company’s performance and that of each Named Executive Officer in 2006, each Named Executive Officer was entitled to 100% of his possible cash incentive award.

The Compensation Committee believes that the forms of compensation, as described above, represent fair compensation structures for the annual services for our Named Executive Officers in their respective capacities.

Submitted by:	Compensation Committee Glenn E. Futrell, Chairman James A. Walker

Summary Compensation

The following table sets forth all compensation paid by us in all capacities for the fiscal year ended December 31, 2006 to our Chief Executive Officer and Chief Financial Officer, and our five other most highly compensated executive officers who were serving as executive officers at the end of 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(2)	All Other Compen-sation ($)(3)	Total ($)
Jim W. Perry (President and Chief Executive Officer)	2006	$355,253	$35,000	$61,357	$355,000	$1,218	$62,312	$870,140

D. Stephen Grissom (Vice President, Chief Financial Officer and Secretary)	2006	$190,093	$19,500	$31,561	$103,000	—	$6,245	$350,402

Lonnie C. Poole, Jr. (Chairman)	2006	$486,783	—	$52,885	—	$9,163	$16,854	$565,685

Harry M. Habets (Vice President, Chief Operating Officer)	2006	$269,227	$27,500	$41,495	$165,000	$657	$12,027	$515,906

Harrell J. Auten (Vice President, Sales and Marketing)	2006	$137,558	$14,000	$24,926	$63,000	—	$88,939	$328,423

Lonnie C. Poole, III (Vice President, Corporate Development)	2006	$139,692	$14,200	$21,916	$63,900	$16,905	$138,500	$395,113

Michael J. Durham (Vice President, Administration and Support Services)	2006	$137,446	$13,800	$—	$55,200	—	$21,420	$227,866

(1)	The dollar amount in this column equals the amount we recognized for financial statement reporting purposes in accordance with Financial Accounting Standard No. 123R, “Share Based Payments”, or FAS 123R, applying the same assumptions used in our financial statements and accompanying notes, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. None of our Named Executive Officers forfeited stock options in 2006.
(2)	Represents the above market earnings on deferred compensation contributions that exceeded 120% of the applicable federal long-term rate of 5.78%.
(3)	Includes for Mr. Perry:
•	life insurance premium of $1,584 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Perry or his family;
•	401(k) plan contribution of $3,647;
•	mileage allowance of $4,261;
•

income of $42,477 as a result of the sale of stock acquired upon the exercise of incentive stock options in 2006 that caused the incentive stock options to be treated as nonqualified stock options; and

•	country club dues of $4,890.

Includes for Mr. Grissom:

•	life insurance premium of $386 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Grissom or his family; and
•	401(k) plan contribution of $4,297.

Includes for Mr. Poole Jr.:

•	life insurance premium of $1,707 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Poole or his family;
•	401(k) plan contribution of $4,297; and
•	country club dues of $5,397.

Includes for Mr. Habets:

•	life insurance premium of $1,036 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Habets or his family;
•	401(k) plan contribution of $4,297; and
•	mileage allowance of $1,241.

Includes for Mr. Auten:

•	life insurance premium of $449 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Auten or his family;
•	split dollar life insurance settlement of $44,160. (for a description, see “Transactions with Related Persons”); and
•	withdrawal from discontinued deferred compensation plan of $44,330.

Includes for Mr. Poole, III:

•	life insurance premium of $107 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Poole or his family;
•	401(k) plan contribution of $8,158; and
•	split dollar life insurance settlement of $130,235 (for a description, see “Transactions with Related Persons”).

Includes for Mr. Durham:

•	life insurance premium of $178 paid by us on executive group life insurance coverage in excess of $50,000 payable to Mr. Durham or his family;
•	401(k) plan contribution of $1,242; and
•	moving expenses of $20,000.

Equity Grants, Exercises and Holdings

The following table sets forth information concerning all grants of stock options made during the year ended December 31, 2006 to the Named Executive Officers. We did not grant any restricted stock or other equity awards in fiscal 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Board Approval Date(1)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Jim W. Perry	4/6/06	3/8/06	17,195	$23.122	(3)	$92,971
D. Stephen Grissom	4/6/06	3/8/06	8,594	$21.02		$52,411
Lonnie C. Poole, Jr.	4/6/06	3/8/06	11,772	$23.122	(3)	$63,649
Harry M. Habets	4/6/06	3/8/06	12,783	$21.02		$77,957
Harrell J. Auten	4/6/06	3/8/06	6,010	$21.02		$36,652
Lonnie C. Poole, III	4/6/06	3/8/06	5,287	$23.122	(3)	$28,586
Michael J. Durham	4/6/06	3/8/06	—	—		—

(1)	At its regularly scheduled meeting, the Board of Directors granted Mr. Perry the authority to issue stock options to the Named Executive Officers up to specified maximum amounts and within a specified period of time, to be based on final performance measurements for 2006, which were not available at the time of the meeting.
(2)	The grant date fair value was calculated in accordance with FAS 123R.
(3)	Pursuant to Internal Revenue Code regulations, the exercise price had to be 110% of the fair market value because the recipient of the option beneficially owned at the time at least 10% of our outstanding common stock.

All options granted to Named Executive Officers in 2006 were granted based upon 2005 overall company financial results, allocated pro rata to eligible Named Executive Officers based upon compensation levels and were issued under our 1997 Stock Option Plan. Options granted vest in equal annual installments of 25%, beginning on the first year anniversary after grant. Options have a term of five years.

The following table sets forth information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2006. None of the Named Executive Officers held restricted stock or other equity awards at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

Name	Number of Securities Under-lying Unexercised Options (#) Exercisable(1)	Number of Securities Under-lying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Jim W. Perry	962 1,140 867 —	1,924 6,840 8,673 17,195	$ $ $ $	7.21 11.792 15.29 23.122	4/22/08 5/04/09 5/11/10 4/06/11

D. Stephen Grissom	— — — —	1,116 3,009 3,920 8,594	$ $ $ $	6.55 10.72 13.90 21.02	4/22/08 5/04/09 5/11/10 4/06/11

Lonnie C. Poole, Jr.	3,008 15,190 11,195 3,640 —	— 2,170 6,716 6,065 11,772	$ $ $ $ $	6.93 7.21 11.792 15.29 23.122	3/12/07 4/22/08 5/04/09 5/11/10 4/06/11

Harry M. Habets	— — —	4,728 6,223 12,783	$ $ $	10.72 13.90 21.02	5/04/09 5/11/10 4/06/11

Harrell J. Auten	1,500 — 1,389 1,780 —	— 858 2,501 2,965 6,010	$ $ $ $ $	15.25 6.55 10.72 13.90 21.02	4/01/09 4/22/08 5/04/09 5/11/10 4/06/11

Lonnie C. Poole, III	4,380 6,121 3,841 1,894 —	— 875 2,304 3,156 5,287	$ $ $ $ $	6.93 7.21 11.792 15.29 23.122	3/12/07 4/22/08 5/04/09 5/11/10 4/06/11

Michael J. Durham	—	—		—	—

(1)	The stock options were granted under the 1997 Stock Plan and are 5-year term stock options. These stock options become exercisable 25% at the end of the first year from the date of grant and vest 6.25% per quarter thereafter for three years such that the options are fully vested in the fourth year and expire at the end of the 5-year term.

The following table sets forth information concerning the number and value of options exercised by each Named Executive Officer in the year ended December 31, 2006. None of the Named Executive Officers held restricted stock or other equity awards in the year ended December 31, 2006.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Jim W. Perry	23,163	$274,052
D. Stephen Grissom	27,184	$286,513
Lonnie C. Poole, Jr.	28,000	$244,868
Harry M. Habets	15,365	$155,415
Harrell J. Auten	6,997	$107,829
Lonnie C. Poole, III	6,392	$54,690
Michael J. Durham	—	—

(1)	Value is calculated by subtracting the exercise price from the per share market price of our common stock as quoted on the Nasdaq Global Market System on the date of exercise.

Deferred Compensation

We have a deferred compensation plan available for key employees. The deferred compensation plan works in tandem with our 401(k) plan. For the period from 2000 to 2005, a participant could elect to defer up to $20,000 of annual cash compensation under the plan. Beginning in 2006, a participant could elect to defer up to 100% of annual cash compensation. We may increase the amount of the deferral credited under the plan by an amount that is based upon the deferral amount (the “matching amount”) and by an amount that is a percentage of compensation established by us (“the nonelective amount”). The amount elected is first contributed to the 401(k) plan, and any amounts elected that may not be contributed to the 401(k) plan because of IRS limits or nondiscrimination rules are credited to the deferred compensation plan. The matching amount in 2006 and in prior periods was 65% of the amount deferred, whether deferred into our 401(k) plan or the deferred compensation plan, up to 6% of the participant’s compensation, so that the maximum combined matching amount for a year would be 3.9% of total compensation. We have not awarded a nonelective amount. Amounts deferred prior to 2006 are credited with a fixed rate of increase of 6% per year. Amounts deferred in 2006 and thereafter are credited at the same rate as the rate of earnings credited under a “rabbi trust” established by us and maintained with a financial institution. The amounts deferred by the participants are fully vested. Our matching and nonelective amounts are vested at 20% after two years of service, with vesting of 20% each year thereafter. Payments will be made in an amount equal to the participant’s deferrals, matching amounts, and increases at a time elected by the participant in accordance with rules set by Section 409A of the Internal Revenue Code of 1986. We have the right to terminate additional credits to the deferred compensation plan, but any termination will not affect the balance of any account or our obligation to credit the account with earnings and make payments under the rules in effect before the termination. We do not have any other deferred compensation plans or arrangements.

The following table sets forth information concerning the contributions made by us and the Named Executive Officers to their respective accounts, withdrawals and distributions from those accounts during the year ended December 31, 2006 and the aggregate balance of those accounts at December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 ($)
Jim W. Perry	$17,676	$12,019	$3,278	—	$32,973
D. Stephen Grissom	$7,659	$1,563	$174	—	$9,396
Lonnie C. Poole, Jr.	$401,604	$11,782	$37,835	—	$451,221
Harry M. Habets	$2,659	$5,453	$1,220	—	$9,332
Harrell J. Auten	—	—	—	—	—
Lonnie C. Poole, III	$149,748	$3,862	$27,559	—	$181,169
Michael J. Durham	—	—	—	—	—

Employment Agreement

In August 2005, we entered into an employment agreement with our founder and Chairman, Lonnie C. Poole, Jr., which provides that Mr. Poole will serve as the Chairman of the Board of Directors until December 31, 2007. In April 2007, we extended the term to the earlier of the date of our 2008 annual meeting of shareholders or May 31, 2008, so that the term of Mr. Poole’s employment would track with the term of his directorship. Should he not be reelected by the shareholders during that time, he will serve as a senior advisor and report to the Board. For his services, Mr. Poole will receive a salary of $502,900, subject to adjustment by the Compensation Committee of the Board. He will be eligible to receive bonuses and stock options and also will be entitled to receive all other benefits of employment available to our employees, provided he meets all applicable requirements. The agreement was effective as of January 1, 2005.

If we terminate Mr. Poole without cause, we must pay Mr. Poole his salary for the remaining term of the agreement and must pay his COBRA premium for his coverage and that of his eligible dependents until the earlier of the term of the agreement or the date he becomes eligible under another group health plan. Cause is defined as (i) a material breach of the agreement that is not cured within 60 days, (ii) conviction of a felony or crime of moral turpitude, (iii) repeated intoxication or drug abuse, or (iv) embezzlement, theft or misappropriation of company property. If we breach the agreement, which breach is not cured as allowed by the agreement, require Mr. Poole to be permanently based at a location more that 35 miles from our current office in Raleigh, North Carolina, or materially and adversely change Mr. Poole’s office, title, duties or responsibilities, Mr. Poole has the right to terminate the agreement, in which case we must pay him his salary for the remaining term of the agreement and must pay his COBRA premium for his coverage and that of his eligible dependents until the earlier of the term of the agreement or the date he becomes eligible under another group health plan. If Mr. Poole dies or becomes permanently disabled during the term of the agreement, we will pay the salary due under the agreement to Mr. Poole’s wife and pay the COBRA premiums for her coverage for the remaining term of the agreement.

Mr. Poole’s employment agreement provides benefits to Mr. Poole in the event of a change of control of our company. A change in control would occur if:

•

a “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a majority owned subsidiary of our company, any of the then current shareholders, any members of the immediate family of any of the then current shareholders, any entity which holds any of our securities for the benefit of any of the then current shareholders or members of any such shareholder’s immediate family, or any other business entity which is owned or controlled by one or more of the then current shareholders (referred to as Excluded Holders), becomes the beneficial owner, directly or indirectly, of our securities representing more than 50% of the combined voting power of our then outstanding securities;

•

a merger or consolidation of our company with another legal entity where our shareholders immediately prior to the merger or consolidation will not directly or indirectly beneficially own, immediately after the merger or consolidation, equity interests (whether shares, membership interests, limited partnership interests or otherwise) entitling such equity holders to more than 50% of all votes to which all equity holders of the surviving entity would be entitled in the election of directors, managers or general partners (without consideration of the rights of any class of equity interests to elect directors, managers or general partners by a separate class vote); or

•	a sale or transfer of substantially all of our assets to any person other than an Excluded Holder or as part of sale-leaseback transaction (or a series of such transactions).

In the event of a change in control, all options held by Mr. Poole will automatically vest in full. If Mr. Poole is terminated prior to a change of control under circumstances that ultimately give rise to his right to receive continued payment of his salary and COBRA premium as described above, all options held by Mr. Poole will automatically vest in full as of the date of the change of control.

If a change in control had occurred and the acquiror had terminated Mr. Poole as of December 31, 2006, we would have been obligated to pay Mr. Poole $476,202 of salary and to pay his COBRA benefits until December 31, 2007, which we estimate to be approximately $9,170. In addition, options for an aggregate of 59,756 shares of our common stock would have vested, the market value of which would have been $1,045,954, computed by multiplying the number of shares by the difference between the respective option exercise prices and $30.52, the closing price of our common stock as reported on Nasdaq on December 29, 2006, the last business day of 2006.

Change in Control Agreements

We have entered into change in control agreements with each of our Chief Executive Officer, Jim W. Perry, our Chief Financial Officer, D. Stephen Grissom, our Chief Operating Officer, Harry M. Habets, our Vice President, Corporate Development, Lonnie C. Poole, III, our Vice President, Sales and Marketing, Harrell J. Auten, and our Vice President, Administrative and Support Services, Michael J. Durham. Each agreement provides that if the officer is terminated within two years after a change in control other than “for cause” or if the officer terminates his employment for “good reason” after a change in control, the officer shall be entitled to receive one year’s salary plus an amount equal to the average of the annual bonuses paid to the officer for the two fiscal years prior to the change of control. We also will pay the officer’s COBRA benefits for 12 months, except Mr. Grissom also is entitled to be paid his dental and life insurance premiums. In addition, upon a change in control, all of the officer’s unvested stock options will automatically vest in full. A “change in control” has the same meaning as in Lonnie C. Poole, Jr.’s employment agreement. “Cause” is defined in the agreements as (i) the executive’s conviction or plea of nolo contendere to a felony; (ii) an act of dishonesty or misconduct on the executive’s part which results or is intended to result in material damage to our business or reputation; or (iii) a material violation by the executive of his position, authority, duties or responsibilities, including those under any company policy of code of conduct. “Good reason” is defined in the agreement as (i) any failure by us, other than an insubstantial or inadvertent failure remedied by us promptly after receipt of notice thereof given by the executive, to provide the executive with a base salary or annual cash incentive compensation opportunities at a level which, in each case, is at least the same as the base salary paid, or incentive compensation opportunities made available, to the executive immediately prior to the change in control; (ii) our requiring the executive to be permanently based at any office or location more than 35 miles from that location at which he performed his services for us immediately prior to the change in control; or (iii) any failure by us to obtain the assumption and agreement to perform his agreement by a successor.

If the change in control provisions had been triggered on December 31, 2006, we would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months paid)		Benefits ($ per month) (# of months paid)		Number of Options that Would Vest (Market Value)(1)
Jim W. Perry	$52,086	(12 mos.)	$5,613	(12 mos.)	$489,225
D. Stephen Grissom	$30,386	(12 mos.)	$1,136	(12 mos.)	$233,122
Harry M. Habets	$34,018	(12 mos.)	$723	(12 mos.)	$318,479
Harrell J. Auten	$16,383	(12 mos.)	$723	(12 mos.)	$256,450
Lonnie C. Poole, III	$16,259	(12 mos.)	$1,036	(12 mos.)	$497,509
Michael J. Durham	$14,375	(12 mos.)	$1,036	(12 mos.)	—

(1)	The market value was computed by multiplying the number of shares by the difference between the respective option exercise prices and $30.52, the closing price of our common stock as reported on Nasdaq on December 29, 2006, the last business day of 2006.

Compensation of Non-Employee Directors

The following table sets forth all compensation paid by us to our non-employee directors in the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Glenn E. Futrell	—	$23,600	$7,000	$30,600
Paul F. Hardiman	$14,000	$14,000	$7,000	$35,000
James R. Talton, Jr.	$24,200	$24,200	$7,000	$55,400
James A. Walker	$16,200	$16,200	$7,000	$39,400

(1)	The dollar amount in this column represents the fair market value of shares of our common stock that the non-employee directors elected to receive for director fee compensation in lieu of cash
(2)	The dollar amount in this column equals the amount we recognized for financial statement reporting purposes in accordance with FAS 123R, applying the same assumptions used in our financial statements and accompanying notes, except that for purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. None of our non-employee directors forfeited stock options in 2006. At December 31, 2006, the aggregate shares of our common stock covered by options held by our non-employee directors was: Mr. Futrell, 5,772 shares; Mr. Hardiman, 8,228 shares; Mr. Talton, 4,867 shares; and Mr. Walker, 2,713 shares.

In 2006, our employee directors received no compensation for service as members of the Board of Directors. In 2006, our non-employee directors received an annual retainer fee in cash or shares of our common stock equal in value to $15,000, plus $1,200 in cash or stock at the option of the individual director for attending each meeting of the Board of Directors and each Board of Directors’ committee meeting unless attendance was by telephone for which a fee of $600 was paid, in addition to reimbursement of out-of-pocket expenses for attendance.

Our non-employee directors also receive options to purchase shares of our common stock in an amount equal to $7,000 per year. The actual number of options is calculated as of year-end by using the Black-Scholes method of valuation. The exercise price of the options is the fair market value on the date of grant. Directors must serve until the end of the year to receive the grant of options. For service in 2006, we granted to our non-employee directors options for an aggregate of 5,468 shares of our common stock with an exercise price of $21.02 per share.

James R. Talton, Jr. served as the Chairman of our Audit Committee for which he received an annual fee of $20,000 in 2006, and which was in addition to his regular director fees. We also reimbursed Mr. Talton for his out-of-pocket expenses in performing his duties for this committee.

Our Board of Directors has proposed an increase in the amount we pay our non-employee directors and a change in the way that compensation is paid, subject to shareholder approval. See “Proposal No. 3—Approval of the Waste Industries USA, Inc. Director Compensation Plan.”

Compensation Committee Report

The Compensation Committee is currently composed of two members but had consisted of three members prior to the death of James R. Talton, Jr. on April 3, 2007. The Board of Directors has determined that the current and former members of the Compensation Committee are independent as defined in Rule 4200(a)(15) of Nasdaq’s listing standards. None of the members has ever been an employee or officer of our company or has had any relationship with our company that would be required to be disclosed in this proxy statement.

The Compensation Committee began operating under a written charter effective March 20, 2007, a copy of which is attached as Appendix B. The Compensation Committee has the sole authority to determine the compensation of our executive officers. The Compensation Committee also makes recommendations to the Board of Directors regarding incentive and other compensation plans for our employees and the compensation of our directors and performs other duties as set forth in its Charter. The Committee may not delegate its duties without the consent of the Board of Directors.

The Compensation Committee determines the compensation of the Company’s Chief Executive Officer and other executive officers and annually reviews and approves the company’s Chief Executive Officer and other executive officers, including the corporate goals and objectives relevant to the executive officers’ compensation, evaluates their performance in light of those goals and objectives, and sets their compensation based on this evaluation. The Committee will be entitled to consider the recommendations of the Executive Chairman in connection with the compensation of the Chief Executive Officer. The Committee considers a compensation program that consists of (i) base salary, (ii) short-term incentives and (iii) long term incentives as described in “Compensation Discussion and Analysis.”

In 2005, the Compensation Committee engaged The Hay Group to advise it on our company’s and our industry’s compensation practices. The Hay Group was specifically instructed to provide a review of the market competitiveness of our senior executive positions, evaluate each position based upon The Hay Group’s proprietary job evaluation methodology, review our company’s variable compensation program and propose a strategy for the long-term incentive program. The results of The Hay Group’s engagement were used by the Compensation Committee to establish the compensation of our executive officers in 2005. The Hay Group also reviewed our executive compensation practices in 2006, which the Compensation Committee considered in establishing executive compensation for 2006. The Compensation Committee continued to rely on The Hay Group’s prior report and advice in establishing executive officer compensation in 2007. In addition, the Compensation Committee engaged The Hay Group in 2007 to advise it in on deferred compensation and director compensation.

In establishing executive compensation, our Chief Executive Officer is not allowed to participate in the deliberations of the Compensation Committee on his compensation. The Chief Executive Officer and any other executive officer may, at the discretion of the Committee, provide input and participate in the deliberations on any other executive officer’s compensation, except their own.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Compensation Committee Glenn E. Futrell, Chairman James A. Walker

This Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee of the Board of Directors during 2006 were Glenn E. Futrell, Chairman, James R. Talton, Jr. and James A. Walker. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of our company.

Performance Graph

The following line graph and table illustrate the cumulative total shareholder return on our common stock over the last five fiscal years, beginning on January 1, 2002 and ending on December 31, 2006 and the cumulative total return over the same period of (1) the CRSP Total Market Return Index of the Nasdaq Stock Market and (2) the CRSP Nasdaq Non-Financial Stocks Total Return Index. The CRSP is the Center for Research in Securities Prices at the University of Chicago. The graph assumes an initial investment of $100 and reinvestment of all dividends.

This performance graph shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Transactions with Related Persons

Lonnie C. Poole, III, our Vice President, Corporate Development, is a member of a limited liability company that owns the building in Raleigh, North Carolina in which we lease our headquarters office space. The lease was entered into in June of 1999 with a term of 10 years. Rental expense related to this lease was approximately $675,000 in 2006. Management believes the lease is on terms comparable to those with third parties.

From 2000 through 2005, we sponsored a split dollar life insurance plan that was available to key employees. Lonnie C. Poole, III, our Vice President, Corporate Development, and Harrell J. Auten, our Vice President, Sales and Marketing, participated in the plan. Under the plan, we paid all of the premiums on life insurance policies owned by Mr. Poole and Mr. Auten. Because each executive was taxed on a portion of each year’s premium, the executive is required to repay only the premium amount that was not taxed. Each executive officer collaterally assigned his policy to us to secure the repayment of this portion of the premium payments. Our payment of the premiums on the split dollar life insurance policies could be viewed as a loan to the executives. Beginning in July 2002, the Sarbanes-Oxley Act prohibits loans to directors and executive officers of ours, but the premium payments on the policies owned by Mr. Poole and Mr. Auten were inadvertently continued by us after July 2002. Mr. Poole has been an executive officer of ours since the arrangement began, and Mr. Auten has been an executive officer of ours since 2005. Upon identification of the loan issue in December 2005, we discontinued the premium payments effective December 31, 2005. At December 31, 2005, the sum of the premium payments owed by Mr. Poole to us was approximately $121,000 and the sum of the premium payments owed by Mr. Auten to us was approximately $52,000. In exchange for rights and benefits surrendered by the executives under the discontinued split dollar life insurance plan, we paid Mr. Poole approximately $130,000 and Mr. Auten approximately $44,000 in June 2006. As of June 30, 2006, Mr. Poole and Mr. Auten had repaid us all amounts due us for the life insurance policies. After receiving these payments, we released our collateral assignment rights under the policies to Mr. Poole and Mr. Auten.

We lease aircraft from time to time from two companies, one owned by Lonnie C. Poole, Jr., our Chairman, and one owned in part by Lonnie C. Poole, III, our Vice President, Corporate Development. The amounts paid to these companies for rental of such aircraft for the year ended December 31, 2006 were approximately $5,300, to the company owned by Lonnie C. Poole, Jr., and $16,000, to the company partly owned by Lonnie C. Poole, III. Management believes that the lease terms are comparable to those with third parties.

Nasdaq rules and our own written Code of Business Conduct, which is applicable to all of our employees and directors, require that the Audit Committee or another independent committee of our Board approve any transaction between our company and a director or executive officer that exceeds $120,000.

Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2006. Deloitte & Touche has audited our accounts since 1983 and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Deloitte & Touche are expected to attend the meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Audit Fees.    Deloitte & Touche billed us aggregate fees of $1,524,000 and $2,039,335 for professional services rendered for the audit of our annual financial statements for fiscal years 2006 and 2005, respectively, and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of those fiscal years. Audit fees for 2006 and 2005 included $599,986 and $1,129,750, respectively, for additional procedures required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees.    Deloitte & Touche billed us aggregate fees of $22,975 in fiscal year 2005 for fees related to a benefit plan audit in fiscal year 2005. There were no audit-related fees in 2006.

Tax Fees.    Deloitte & Touche billed us aggregate fees of $224,385 and $204,125 in fiscal years 2006 and 2005, respectively, for services rendered for general tax consulting activities and the preparation of our tax returns in those fiscal years.

All Other Fees.    Deloitte & Touche billed us aggregate fees of $1,500 for a computer based accounting research subscription in fiscal years 2006 and 2005.

In considering the nature of the services provided by Deloitte & Touche as discussed above, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Deloitte & Touche as discussed above, as required by SEC regulation.

Report of the Audit Committee

The Audit Committee is composed of three directors. In 2006, the Audit Committee consisted of James R. Talton, Jr. (Chairman), Paul F. Hardiman and James A. Walker, each of whom continued into 2007. Mr. Talton died on April 3, 2007. On April 18, 2007, Glenn E. Futrell was appointed to the Committee and Mr. Walker was subsequently elected the Chairman of the Committee. The Board of Directors has determined that the current and former members of the Audit Committee are independent as defined in Rule 4200(a)(15) of Nasdaq’s listing standards. The Board of Directors also has determined that James A. Walker is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The Audit Committee operates under a written charter, a copy of which was provided to the shareholders in the proxy statement for our 2006 annual meeting.

The Audit Committee reviews our company’s financial reporting process on behalf of our Board of Directors. Management of our company has the primary responsibility for our financial statements and the reporting process, including the system of internal controls and procedures for financial reporting. Management has represented to the Audit Committee that our company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present, in all material respects, the financial condition, results of operations and cash flows of our company as of and for the periods presented in the financial statements.

The Audit Committee meets with our management and Deloitte & Touche, our independent registered public accounting firm, to review our financial reporting and performance. During those meetings in 2006, the Audit Committee reviewed and discussed, among other things:

•	the appointment of Deloitte & Touche as our independent registered public accounting firm;

•	the impact of the Sarbanes-Oxley Act of 2002, including new reporting obligations and auditing matters;

•	management’s evaluations of our internal controls and disclosure controls and procedures;

•	the annual audit by Deloitte & Touche, including risk assessments; and

•	our significant accounting policies.

The Audit Committee also met in private sessions with Deloitte & Touche in 2006. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with management and Deloitte & Touche, as well as our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for 2006. This discussion included among other things:

•	critical accounting policies and practices used in the preparation of our financial statements;

•	any significant audit adjustments proposed by Deloitte & Touche;

•	confirmation that there were no matters of significant disagreement between our management and [Deloitte & Touche] during the audit; and

•	other matters required to be discussed by Statements of Auditing Standards.

The Audit Committee also has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche its independence.

Based on the reviews and discussions described herein, among other things, in March 2006, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2006.

Submitted by:	The Audit Committee James A. Walker, Chairman Paul F. Hardiman Glenn E. Futrell

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2006, except as follows: Scott J. Poole inadvertently failed to report the sale of 5,000 shares of common stock on January 27, for which the required report was filed on Form 4 on February 1, 2006; Lonnie C. Poole, III inadvertently failed to report the sale of 10,000 shares of common stock on April 13, 2006, for which the required report was filed on Form 4 on April 18, 2006; Harry M. Habets inadvertently failed to report the exercise of 2,812 incentive stock options on February 15, 2006, for which the required report was filed on Form 4 on May 15, 2006; and Harry M. Habets inadvertently failed to report the sale of 6,450 shares of common stock on November 10, 2006, for which the required report was filed on Form 4 on November 15, 2006.

CORPORATE GOVERNANCE

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. In addition, we have adopted a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions for our company. These Codes are available on our website at www.waste-ind.com under “Investor Relations—Corporate Governance.”

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Although we do not have a formal written policy regarding Board member attendance at our annual meetings of shareholders, we encourage our directors to attend those meetings. All of the then current directors attended the 2006 annual meeting.

DIRECTOR NOMINATIONS

The Nominating Committee considers and makes recommendations to the Board on all director nominations. Prior to 2005, the Board of Directors considered and made all director nominations. The Nominating Committee also will recommend to the Board any director nominees to be elected by the Board to fill interim director vacancies. The Nominating Committee does not operate under a written charter.

In selecting the slate of directors being proposed to shareholders at the 2007 meeting, the Nominating Committee considered the following criteria in selecting nominees: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Nominating Committee deems relevant, including background, experience, and other demographics.

To identify nominees, the Nominating Committee relies on personal contacts. We have not previously used an independent search firm to identify nominees.

`The Nominating Committee will consider director nominees recommended by shareholders, using the same criteria it uses in making its own selections. Shareholders wishing to nominate directors must comply with the provisions of Section 3.14 of our bylaws, which was put into place by the Board in August 2006 to ensure uniformity in the nominating process. For nomination of a director at an annual meeting of shareholders, a shareholder must submit the director nominee’s name not less than 50 days and not more than 90 days prior to the meeting. To nominate a director at a special meeting of shareholders called for the purpose of electing directors, the nomination must be submitted no later than the tenth business day following the date the notice of the meeting was first given to the shareholders. The notice must state the name and address of the shareholder, the name and residence address of the person to be nominated, the number of shares of common stock owned by the shareholder, a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder, information regarding the nominee required to be disclosed pursuant to SEC regulations, and the written consent of the nominee to be named in a proxy statement and to serve as director if elected. In making the nomination, a shareholder must also comply with all applicable requirements of the Securities Exchange Act. A shareholder must submit a nomination for director by delivering the required information to the Secretary of our company at our principal office in Raleigh, North Carolina.

Each member of the Nominating Committee is independent in accordance with Nasdaq Rule 4200(a)(15).

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may communicate with the Board by writing to Jim W. Perry, our President and Chief Executive Officer, at 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609. Mr. Perry will relay such communications to the Board of Directors.

DEADLINE FOR SHAREHOLDER PROPOSALS

In accordance with federal securities laws, shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than January 7, 2008. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and the Board of Directors directs the close attention of interested shareholders to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to March 3, 2008. Pursuant to our bylaws, any shareholder wishing to present a proposal at our next year’s annual meeting of shareholders must provide us notice of that proposal not less than 50 days and not more than 90 days prior to the meeting. Proposals should be mailed to the Corporate Secretary, Waste Industries USA, Inc., 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

WASTE INDUSTRIES USA, INC.

2007 LONG TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND TERM

1.1 Establishment. The Waste Industries USA, Inc. 2007 Long Term Incentive Plan (“Plan”) is hereby established by Waste Industries USA, Inc. (“Company”), effective as of the Effective Date. Subject to Section 13.1, Awards may be granted as provided herein for the term of the Plan.

1.2 Purposes. The purposes of the Plan are to foster and promote the long term financial success of the Company and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. In addition, the Plan provides the ability to make Awards linked to the profitability of the Company’s businesses and increases in shareholder value.

1.3 Term. The term of the Plan shall extend from the Effective Date until the tenth anniversary thereof. No additional Awards shall be made after the expiration of the term, but outstanding awards shall be administered in accordance with the provisions thereof. The Plan shall continue in effect until all matters relating to the settlement of Awards and administration of the Plan have been completed.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1 “Affiliate” means any individual, corporation, partnership, association, limited liability company, joint stock company, trust, unincorporated association or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

2.2 “Agreement” means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant.

2.3 “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 “Beneficiary” means any person or other entity which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6 “Cause” means, unless otherwise specifically provided in an Agreement, any act or omission which permits the Company to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for “Cause” as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “Cause,” then “Cause” means: (a) the conviction or nolo contendere plea of a Participant for a felony under federal law or the law of the state in which such action occurred; (b) the misappropriation of any of the Company’s assets or business opportunities; (c) any act of dishonesty or misconduct on the part of Participant which results or is intended to result in material damage to the Company’s business or reputation; or (d) the willful, deliberate, substantial or continued failure on the part of the Participant to perform his or her employment duties in any material manner, including, without limitation, Participant’s failure to comply with the Company’s Code of Conduct or other policies then in effect.

2.7 “Change in Control” means:

2.7.1 the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (a) the then-outstanding shares of Stock (the “Outstanding Company Shares”) or (b) the combined voting power of the then-outstanding voting securities (the “Outstanding Voting Securities”) of the Company (the “Outstanding Company Voting Securities”); provided that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition of Company securities directly from the Company; (ii) any acquisition of Company securities by the Company; and (iii) any acquisition of Company securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates;

2.7.2 the event occurring when individuals who, as of the day after the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

2.7.3 the consummation of a merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Shares immediately prior to such Business Combination beneficially own, directly or indirectly, either (a) in the event of a merger or consolidation of the Company more than fifty percent (50%) of the Outstanding Company Voting Securities immediately following the consummation of the Business Combination or (b) in the event the Business Combination results in another corporation (“New Parent Corporation”) owning the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, more than fifty percent (50%) of the Outstanding Voting Securities of the New Parent Corporation; or

2.7.4 the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9 “Commission” means the Securities and Exchange Commission or any successor thereto.

2.10 “Committee” means the committee of the Board responsible for granting and administering Awards under the Plan, which initially shall be the Compensation Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and also an “outside director” under Section 162(m) of the Code. In addition, each member of the Committee shall satisfy any independence or other corporate governance standards imposed by The Nasdaq National Market or other securities market on which the Stock shall be listed from time to time.

2.11 “Company” means Waste Industries USA, Inc., a North Carolina corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, “Company” also means “Affiliate.”

2.12 “Covered Employee” means a Participant who is determined to be a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Deferred Stock” means a right granted to a Participant under Section 9.1 hereof to receive Stock at the end of a specified deferral period.

2.14 “Disability” has the meaning provided by Code Section 22(e)(3), except to the extent otherwise required by Code Section 409A(a)(2)(C) with respect to any Award that is subject to Code Section 409A. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.15 “Effective Date” means the date of approval of the Plan by the shareholders of the Company.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.17 “Exercise Price” means the price that a Participant must pay to exercise an Award or the amount upon which the value of an Award is based. Unless approved by the Company’s shareholders, in no event may the Exercise Price per share of Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced, directly or indirectly, through the technique commonly known as “repricing” or through (i) the cancellation and regrant of such Award or (ii) the surrender and cancellation of such Award for either a cash payment or issuance of a different type of Award.

2.18 “Fair Market Value” means, as of any given date, the closing market price on the NASDAQ Stock Market (or such other public trading market on which the Stock is traded) on that date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith. In each case, Fair Market Value shall be determined without regard to whether the Stock is restricted or represents a minority interest.

2.19 “Grant Date” means the date as of which an Award is granted pursuant to the Plan. In no event may the Grant Date be earlier than the Effective Date.

2.20 “Incentive Stock Option” means any Option that is intended to be, is designated as, and actually qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

2.21 “Non-Qualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

2.22 “Option Period” means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.

2.23 “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Termination of Employment” shall mean the Termination of Employment of the Participant.

2.24 “Performance Award” means an Award consisting of Performance Shares, Performance Units or other Award described in Article X that is dependent upon the achievement of Performance Goals.

2.25 “Performance Goals” mean the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

2.26 “Performance Measure” means any measure based on any of the performance criteria set out in this Section, either alone or in any combination, and, if not based on individual performance, on either a consolidated or a division or business unit level, as the Committee may determine: individual Participant financial or non-financial performance goals; sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company’s attainment of expense levels; or implementation or completion of critical projects. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. In the event Code Section 162(m) or applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures with respect to any Covered Employee without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant.

2.27 “Performance Period” means the time period during which a Performance Award shall be earned shall be the “Performance Period,” and shall be at least one (1) fiscal year in length, unless otherwise determined by the Committee. Performance Awards shall be subject to Performance Goals which shall be established by the Committee.

2.28 “Performance Unit” means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

2.29 “Performance Share” means a right granted pursuant to the terms and conditions established by the Committee which is described in Section 10.1.

2.30 “Plan” means the Waste Industries USA, Inc. 2007 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.31 “Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant’s death; or (d) any other person, if any, to whom an Award has been permissibly transferred under Section 13.9; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.32 “Restricted Stock” means Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

2.33 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

2.34 “Stock” means the Company’s common stock, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter.

2.35 “Stock Appreciation Right” means a right granted under Section 7.1.

2.36 “Stock Option” or “Option” means a right, granted to a Participant under Section 6.1 hereof, to purchase Stock at a specified price during specified time periods.

2.37 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any non-employee member of the Board, Termination of Employment means the termination of a Participant’s status as a non-employee director of the Board. With respect to any other person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

ARTICLE III

ADMINISTRATION

3.1 Committee Structure. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. Any member of the Committee may resign upon notice to the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member.

3.2 Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines, provided that the Committee shall not delegate the authority to grant Awards. A member of the Committee shall be recused from Committee action regarding an Award granted or to be granted to such member.

3.3 Committee Authority. Subject to applicable law, the Company’s certificate of incorporation and by-laws, the Committee’s charter or the terms of the Plan, the Committee shall have the authority:

3.3.1 to select those persons to whom Awards may be granted from time to time;

3.3.2 to determine whether and to what extent Awards are to be granted hereunder;

3.3.3 to determine the number of shares of Stock to be covered by each Award granted hereunder;

3.3.4 to determine the terms and conditions of any Award granted hereunder (including any provisions deemed necessary or appropriate by the Committee in good faith for an Award to avoid being subject to taxation under Code Section 409A(a)(1)), provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share of the underlying stock as of the Grant Date;

3.3.5 to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations contained elsewhere herein, including but not limited to Section 13.1;

3.3.6 to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred, subject to compliance in good faith with the requirements of the Plan and the Code;

3.3.7 to provide for the forms of Agreement to be utilized in connection with this Plan;

3.3.8 to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

3.3.9 to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

3.3.10 to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

3.3.11 to determine whether and with what effect an individual has incurred a Termination of Employment;

3.3.12 to determine the restrictions or limitations on the transfer of Stock;

3.3.13 to determine whether an Award is to be adjusted, modified or purchased, or is to become fully or partially exercisable, under the Plan or the terms of an Agreement;

3.3.14 to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;

3.3.15 to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

3.3.16 to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

3.3.17 to make all other determinations which may be necessary or advisable for the administration of the Plan.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

3.4 Committee Determinations and Decisions. Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court. Neither the Committee (including any member thereof) nor the Company shall have any liability to any Participant for any matter it determined in good faith as being in compliance with this Plan and the Code even if such determination was later proved incorrect.

3.5 Board Authority. All duties, responsibilities and authority granted to the Committee pursuant to the Plan shall also extend to the Board, unless specifically delegated to the Committee, and all references to the “Committee” in this Plan shall be deemed to also include the Board.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1 Number of Shares. Subject to the adjustment under Section 4.5, the total number of shares of Stock reserved and available for distribution pursuant to Awards under the Plan shall be 1,300,000 shares which are hereby authorized for issuance on the Effective Date. All of the shares of Stock described in the preceding sentence of this Section may be used for grants of Incentive Stock Options. Upon approval of the Plan by shareholders, any existing long-term incentive plans (including the Waste Industries USA, Inc. 1997 Stock Plan), whether or not they have been approved by shareholders, will immediately cease to be available for use for the grant of new incentive awards, but authorized and unissued shares reserved under such plans for incentive awards outstanding on the Effective Date may be re-reserved instead for issuance under this Plan upon the future expiration, termination or forfeiture of any such outstanding incentive awards without the delivery of shares. The shares of Stock available under the Plan may be authorized and unissued shares, treasury shares or a combination thereof, as the Committee may determine.

4.2 Release of Shares. Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Stock available for Awards. In its discretion the Committee may include (without limitation), as available for distribution, (a) shares of Stock subject to any Award that have been previously forfeited; or (b) shares under an Award that otherwise terminates without issuance of Stock being made to a Participant. Notwithstanding the foregoing, the Committee shall not include as available for distribution shares of Stock that are received by the Company in connection with the exercise of an Award for payment of the exercise or purchase price or for the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.

4.3 Restrictions on Shares. Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Stock, cash or other property prior to (a) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; (b) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award; and (c) satisfaction of any other terms, conditions or restrictions specified herein. The Company may cause any certificate (or other representation of title) for any shares of Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Stock as provided in this Plan, any shareholder agreement then in effect or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

4.4 Shareholder Rights. No person shall have any rights of a shareholder as to Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the

Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and a Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.5 Effect of Certain Corporate Changes. In the event of any share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall make appropriate adjustments or substitutions relating, as applicable, to the number of shares of Stock available for Awards under the Plan, the number of shares of Stock covered by outstanding Awards, the Exercise Price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding down to the nearest whole share.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are lawful employees of, or consultants or advisors to, the Company or any Affiliate, or non-employee members of the Board of Directors. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1 General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. The Committee shall consider the potential impact of Code Section 409A on each grant of Options and, if necessary, shall make the terms and conditions of the Options, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). An Option shall entitle the Participant to receive Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

6.2 Grant. The grant of an Option shall occur as of the Grant Date determined by the Committee, provided that the Grant Date shall not be earlier than the date upon which the Committee formally acts to grant the Option. Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any “parent corporation” of the Company, or a “subsidiary corporation” of the Company (each term as defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

6.3.1 Exercise Price. The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a “10% Owner”) who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a parent corporation or any subsidiary corporation (each term as defined in Section 6.2), the Exercise Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date.

6.3.2 Option Period. The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years from the date the Option is granted. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

6.3.3 Exercisability. Subject to Section 11.1, an Option shall be exercisable in whole or in such installments and at such times, as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of an Option upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If an Option is designated as an Incentive Stock Option, the aggregate Fair Market Value (determined at the date of grant of the Option) of the Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year (under the Plan or any other plan of the Company or any parent corporation or subsidiary corporation) shall not exceed $100,000.

6.3.4 Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted in the applicable Agreement, payment in full or in part may also be made by (a) delivering Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (b) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by an executive officer of the Company or a member of the Board to the extent such payment method would violate Rule 16b-3 or the Sarbanes-Oxley Act of 2002; (c) withholding by the Company of Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (d) any combination of the foregoing.

6.3.5 Conditions for Issuance of Shares. No shares of Stock shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

6.3.6 Non-transferability of Options. Unless otherwise specifically provided in an Agreement, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, under no circumstances may a Participant assign, transfer, convey or otherwise dispose of an Option for consideration unless pursuant to a qualified domestic relations order.

6.4 Termination by Reason of Death. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired and unexercised Option held by a Participant who incurs a Termination of Employment due to death shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter. In the event of a Termination of Employment due to death, if an Incentive Stock Option shall be exercised after the expiration of the exercise period that applies for purposes of Code Section 422, such Stock Option thereafter shall be treated as a Non-Qualified Stock Option.

6.5 Termination by Reason of Disability. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired and unexercised Option held by a Participant who incurs a Termination of Employment due to Disability shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is the shorter, and the Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing In the event of a Termination of Employment due to Disability, if an Incentive Stock Option shall be exercised after the expiration of the exercise period that applies for purposes of Code Section 422, such Stock Option thereafter shall be treated as a Non-Qualified Stock Option.

6.6 Other Termination. Unless otherwise specifically provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the three consecutive month period commencing with the date of such Termination of Employment or until the expiration of the Option Period, whichever period is the shorter. Unless otherwise specifically provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment for Cause or that is voluntary on the part of the Participant, the Option, to the extent not previously exercised, shall terminate one business day prior to such Termination of Employment. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option. In the event of any Termination of Employment, voluntary or involuntary, with Cause or without Cause, if an Incentive Stock Option shall be exercised after the expiration the exercise period that applies for purposes of Code Section 422, such Stock Option thereafter shall be treated as a Non-Qualified Stock Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded alone or in tandem with other Awards granted under the Plan. The Committee shall consider the potential impact of Code Section 409A on each grant of Stock Appreciation Rights and, if determined to be necessary, shall make the terms of conditions of the Stock Appreciation Rights, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to receive in Stock the number of shares described in Section 7.3(2).

7.2 Grant. The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Stock as described in Section 7.3.2. An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

7.3 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including (but not limited to) the following:

7.3.1 Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee provided that no Stock Appreciation Right shall be exercisable more than ten (10) years after the date the Stock Appreciation Right is granted. A Stock Appreciation Right shall be for such period and, subject to Section 11.1, shall be exercisable in whole or in installments and at such times as established by the Committee in an Agreement. The Committee may provide in an Agreement for an accelerated exercise of all or part of a Stock Appreciation Right upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant’s giving written notice of exercise, on a form provided by the Committee, to the Company specifying the portion of the Stock Appreciation Right to be exercised.

7.3.2 Delivery of Stock. Upon the exercise of a Stock Appreciation Right, a Participant shall receive a number of shares of Stock equal in value to the excess of the Fair Market Value per share of Stock over the Exercise Price per share of Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. The Exercise Price per share shall not be less than the Fair Market Value per share on the Grant Date. The aggregate Fair Market Value per share of Stock shall be determined as of the date of exercise of such Stock Appreciation Right.

7.3.3 Non-transferability of Stock Appreciation Rights. Except as specifically provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant; provided, however, under no circumstances may a Participant assign or transfer a Stock Appreciation Right for consideration unless pursuant to a qualified domestic relations order.

7.3.4 Termination of Employment. A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

ARTICLE VIII

RESTRICTED STOCK

8.1 General. The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which contains the applicable terms and conditions of the Award, including the rate or times provided by the Committee for the lapse of any forfeiture restrictions or other conditions regarding the Award. The Committee may provide in an Agreement for an accelerated lapse of any such restrictions upon such events or standards that it may determine, including one or more Performance Measures. In addition, the Committee may at any time accelerate the lapse of any such restrictions with respect to any Restricted Stock. Each Award of Restricted Stock shall become effective upon execution by the Participant of an Agreement.

8.2 Grant, Awards and Certificates. The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee and any restrictions that the Stock may be subject to, including any shareholder agreement then in effect. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Stock covered by such Award.

8.3 Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

8.3.1 Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock; provided, however, under no circumstances may a Participant assign or transfer Restricted Stock for consideration unless pursuant to a qualified domestic relations order.

8.3.2 Rights. Except as provided in Section 8.3.1 and notwithstanding Section 4.4, the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If any dividends or other distributions are paid in shares of Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

8.3.3 Criteria. As described in Section 8.1 above, the Committee may provide in an Agreement for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award; such provisions of an Agreement or Committee action may be based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine.

8.3.4 Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant’s Termination of Employment for any reason during the Restriction Period other than a Termination of Employment due to death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock.

8.3.5 Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.

ARTICLE IX

DEFERRED STOCK

9.1 General. The Committee shall have authority to grant an Award of Deferred Stock under the Plan at any time or from time to time. Deferred Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee may denominate a Deferred Stock Award in either shares or units. The Committee shall consider the impact of Code Section 409A on each grant of Deferred Stock and, if determined to be necessary, shall make the terms and conditions of the Deferred Stock, in its good faith determination, comply with the requirements of Code 409A to avoid being subject to taxation under Code Section 409A(a)(1). The Committee shall determine the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the “Deferral Period”) prior to which the Common Stock will be delivered, and the conditions under which receipt of the Stock will be deferred and any other terms and conditions of the Awards. Each Deferred Stock Award shall be evidenced by, and subject to the terms of, an Agreement, which will become effective upon execution by the Participant.

9.2 Terms and Conditions. Deferred Stock Awards shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

9.2.1 Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, Deferred Stock Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of during the Deferral Period; provided, however, under no circumstances may a Participant assign or transfer a Deferred Stock Award for consideration unless pursuant to a qualified domestic relations order. Subject to the provisions of an Agreement, at the expiration of the Deferral Period, the Committee shall deliver Stock to the Participant pursuant to the Deferred Stock Award.

9.2.2 Rights. Unless otherwise provided in an Agreement or required by Code Section 409A, cash dividends on Deferred Stock shall be deemed to be paid and automatically reinvested in additional shares of Deferred Stock to be delivered with the original delivery of the Deferred Stock.

9.2.3 Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

9.2.4 Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Deferral Period, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant’s Termination of Employment for any reason during the Deferral Period other than a Termination of Employment due to death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant’s Deferred Stock.

9.2.5 Election. A Participant may elect to further defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified time (or pursuant to a fixed schedule) or until the occurrence of a permissible distribution event under Code Section 409A, subject to such terms and conditions determined by the Committee. Any such election must be made no later than the time provided by Section 409A(a)(4) of the Code, as determined by the Committee.

ARTICLE X

PERFORMANCE AWARDS

10.1 General. The Committee shall have authority to grant Performance Awards under the Plan at any time or from time to time. The Committee shall consider the impact of Code Section 409A on each grant of a Performance Award and, if determined to be necessary, shall make the terms and conditions of the Performance Awards, in its good faith determination, comply with the requirements of Code Section 409A to avoid being subject to taxation under Code Section 409A(a)(1). A Performance Unit and a Performance Share each consist of the right to receive shares of Stock or cash, as provided in the particular Award Agreement, upon achievement of certain Performance Goals and may be awarded either alone or in addition to other Awards granted under the

Plan. Performance Units shall be denominated in units of value (including dollar value of shares of Stock) and Performance Shares shall be denominated in a number of shares of Stock. Subject to the terms of the Plan, the Committee shall have complete discretion to determine the number of Performance Units and Performance Shares, if any, granted to a Participant. Each Performance Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant.

10.2 Earning Performance Awards. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

10.3 Termination of Employment. Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event of a Termination of Employment due to death or Disability, during a Performance Period, the Participant shall receive, after the expiration of the Performance Period, a pro rata share of the Performance Awards relating to such Performance Period based upon the period of time he or she is employed by the Company in the Performance Period. Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant’s employment terminates for any other reason, all Performance Awards shall be forfeited by the Participant to the Company. Any distribution of earned Performance Awards authorized by an Agreement or determined by the Committee may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

10.4 Nontransferability. Unless otherwise specifically provided in an Agreement, Performance Awards may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution; provided, however, under no circumstances may a Participant assign or transfer a Stock Appreciation Right for consideration unless pursuant to a qualified domestic relations order.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Agreement, in the event of a Change in Control:

11.1.1 any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control shall become fully vested and exercisable to the full extent of the original grant;

11.1.2 the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and

11.1.3 any unvested Deferred Stock shall vest and shall be distributed within thirty (30) days following the Change in Control; and

11.1.4 any Performance Goal or other condition with respect to any Performance Shares and Performance Units shall be deemed to have been satisfied in full, and such Award shall be fully distributable within thirty (30) days following the Change in Control.

11.2 Assumption, Substitution or Termination. Subject in all cases to Section 11.1, and notwithstanding anything herein or in an Agreement to the contrary, the Committee shall have full discretion with respect to an outstanding Award upon a Change in Control in which the Company is not the surviving entity to provide that the Award will be assumed by another entity or securities of another entity will be substituted for the Award and to make equitable adjustment with respect thereto. In the event of a Change in Control in which the Company is not the surviving entity, if an outstanding Award is not assumed or substituted as set forth above, unless otherwise determined by the Committee in its full discretion and subject in all cases to Section 11.1, the Award shall terminate upon the completion of the Change in Control event.

ARTICLE XII

PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

12.1 No Company Obligation. Except to the extent specifically required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Stock issued or acquired in accordance with the provisions of the Plan.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made without a Participant’s consent to (a) cause the Plan or an Award to comply with applicable law (including, but not limited to, any changes needed to avoid taxation of an Award as a “nonqualified deferred compensation plan” under Code Section 409A) or (b) permit the Company or an Affiliate a tax deduction under applicable law (including, without limitation, Section 162(m) of the Code). The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any amendments to the Plan shall require shareholder approval to the extent required by Federal or state law or any regulations or rules promulgated thereunder or the rules of the national securities exchange or market on which shares of Stock are listed.

13.2 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Company may create trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan and all property held thereunder and income thereon shall remain solely the property and rights of the Company (without being restricted to satisfying the obligations created under the Plan) and shall be subject to the claims of the Company’s general creditors. The Company’s obligations created under the Plan shall constitute a general, unsecured obligation, payable solely out of its general assets.

13.3 Provisions Relating to Internal Revenue Code Section 162(m). To the extent that Section 162(m) of the Code applies with respect to Awards to Covered Employees under the Plan, the Plan shall be administered, and the provisions of the Plan shall be interpreted, in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such applicable requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

13.3.1 Committee Determination. Not later than the date required or permitted for “qualified performance-based compensation” under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation, the Performance Goals, the maximum amount of compensation that could be paid to any eligible Covered Employee, and the amount or method for determining the amount of such compensation.

13.3.2 Share Limitation. During any three-consecutive calendar year period, the maximum number of shares of Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee shall not exceed 650,000 shares.

13.3.3 Earning Performance Awards. Subject to the provisions of Section 13.3(4) below, payment with respect to Performance Awards for Covered Employees shall be a direct function of the extent to which the Company’s Performance Goals have been achieved. A Performance Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise in an Agreement) provide that in the event of the Participant’s Termination of Employment prior to the end of the Performance Period for any reason, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.

13.3.4 Other Section 162(m) Provisions. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Performance Award or Restricted Stock Award intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Performance Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Performance Award payable to any Participant above the amount established for the relevant Performance Goals with respect to any Performance Award intended to qualify as performance-based compensation.

13.4 Misconduct of a Participant. Notwithstanding anything to the contrary in the Plan, the Committee, in its sole discretion, may establish procedures, at or before the time that an Award is granted (or, with the consent of the Participant, after such time), in the applicable Award Agreement or in a separate agreement, providing for the forfeiture or cancellation of such Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Award, in each case to be applied if the Participant engages in conduct detrimental to the Company. For purposes of this Plan, conduct detrimental to the Company may include conduct that the Committee in its sole discretion determines (a) to be injurious or prejudicial to any interest of the Company or any of its Affiliates, or (b) to otherwise violate a policy, procedure or rule applicable to the Participant with respect to the Company or any of its subsidiaries, or (c) if the Participant incurs a Termination of Employment for Cause.

13.5 Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

13.6 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of North Carolina (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Wake County, North Carolina, or to the federal district court that encompasses said county.

13.7 Nontransferability; Beneficiaries. Unless otherwise specifically provided in an Agreement, no Award or Stock subject to an Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s Representative in the event of the Participant’s incapacity); provided, however, under no circumstances may a Participant assign or transfer an Award or Stock subject to an Award for consideration unless pursuant to a qualified domestic relations order. Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Stock subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

13.8 No Effect on Employment Relationship. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant or any guaranty of employment or continued employment. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

13.9 Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted are met.

13.10 Listing, Registration and Compliance with Laws and Regulations. All Awards made under this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Stock subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Awards or the issuance or purchase of shares thereunder, no Awards may be granted or exercised and no restrictions of Restricted Stock or Deferred Stock be lifted, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Awards shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option, Stock Appreciation Right or Restricted Stock or the lifting of restrictions on an Award of Deferred Stock or a Performance Award that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

13.11 Delivery of Stock Certificates. To the extent the Company uses certificates to represent shares of Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.

13.12 Indemnification. Indemnification of members of the Committee and the Board with respect to any action taken or failure to act under the Plan or any Agreement shall be determined under the Company’s Articles of Incorporation and by-laws. The foregoing rights of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.13 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.14 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.15 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

13.16 Term. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date.

13.17 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

13.18 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WASTE INDUSTRIES USA, INC.

3301 Benson Drive, Suite 601

Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 30, 2007

The undersigned hereby appoints Lonnie C. Poole, Jr. and D. Stephen Grissom, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Waste Industries USA, Inc., a North Carolina corporation, held of record by the undersigned on April 20, 2007, at the Annual Meeting of Shareholders to be held at The State Club, 2450 Alumni Drive Raleigh, North Carolina, on May 30, 2007, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1) Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE FOR
(except as marked to the contrary below)	ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW:

Glenn E. Futrell	Paul F. Hardiman	James A. Walker
(outside directors)

Lonnie C. Poole, Jr.	Jim W. Perry
(Chairman of the Board)	(CEO & President)

(2) Approval of the Waste Industries USA, Inc. 2007 Long Term Incentive Plan:

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

(3) Approval of the Waste Industries USA, Inc. Board of Directors Compensation Plan:

☐ FOR                 ☐ AGAINST                 ☐ABSTAIN

(4) In their discretion, to vote upon such other matters as may properly come before the meeting:

☐ GRANT AUTHORITY                          ☐ WITHHOLD AUTHORITY

RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET

Registered shareholders can elect to receive Waste Industries USA, Inc.’s future proxy materials, including the proxy statement, annual report to stockholders and proxy card via the Internet. To enroll, please go to our transfer agent’s website at www.amstock.com. You will need to enter the company number and your account number as provided above.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT’S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS NO. 2 AND NO. 3, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Signature

Signature, if held Jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date: , 2007

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.